UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

January 25, 2005

Date of report (Date of earliest event reported)

MATRIXONE, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-29309	02-0372301
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

210 Littleton Road

Westford, Massachusetts 01886

(Address of Principal Executive Offices, including Zip Code)

(978) 589-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement.

On January 25, 2005, the Board of Directors of MatrixOne, Inc. (“MatrixOne” or “the Registrant”) approved changes to certain incentive compensation arrangements with Janet I. Heppner-Jones, Senior Vice President of Worldwide Field Operations of the Registrant. Specifically, the Compensation Committee approved the following material changes to Ms. Heppner-Jones’ annual incentive compensation arrangement: (a) an approximate 10% increase in the aggregate annual target bonus, based on the achievement of certain revenue goals of MatrixOne on a quarterly rather than an annual basis; (b) a car allowance equal to $1,000 per month; (c) monthly rather than quarterly incentive payments; (d) commission rate accelerators upon achieving quarterly rather than annual goals; and (e) increased on-target earnings at various achievement levels ranging from $541,000 to $750,000, based on performance of various achievement thresholds.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATRIXONE, INC.

Date: January 31, 2005	By:	/s/ Mark F. O’Connell
Mark F. O’Connell
President and Chief Executive
Officer (principal executive officer)